Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Third Quarter 2004

ILEC – Concord Telephone

	3Q 2004	3Q 2003	% Change
Cap Ex as % of Revenue	18.2%	11.2%
Business Access Lines	28,912	29,263	(1.2%)
Residential Access Lines	84,816	86,951	(2.5%)
Gross Adds	3,027	3,343	(9.5%)
Disconnects	3,760	3,991	5.8%
Net Adds/(Losses)	(733)	(648)	13.1%
Monthly Churn Rate	1.1%	1.1%
Long Distance Penetration	74.5%	73.2%
DSL Penetration of ILEC lines	9.7%	7.5%

CLEC – CTC Exchange Services

	3Q 2004	3Q 2003	% Change
Cap Ex as % of Revenue	3.1%	4.9%
T-1/PRI Facility Based Lines	17,147	16,085	6.6%
B-1/R-1 Facility Based Lines	8,283	8,060	2.8%
Resale and UNE-P Lines	5,764	4,611	25.0%
Gross Adds	1,540	2,265	(32.0%)
Disconnects	1,032	1,406	(26.6%)
Net Adds/(Losses)	508	859	(40.9%)
Monthly Churn Rate	1.1%	1.7%
CLEC LD Lines	19,095	17,006	12.3%
Out of Area LD Only Lines	3,724	3,592	3.7%
LD Penetration of CLEC Lines	61.2%	59.1%

Greenfield

	3Q 2004	3Q 2003	% Change
Cap Ex as % of Revenue	58.9%	64.7%
Business Lines	4,062	3,692	10.0%
Residential Lines	8,222	5,417	51.8%
Gross Adds	1,630	1,676	(2.7%)
Disconnects	825	528	5.6%
Net Adds/(Losses)	805	1,148	(29.9%)
Monthly Churn Rate	2.3%	2.1%
LD Penetration of Grfld. Lines	51.5%	45.6%
Residential LD Penetration	63.0%	58.8%

Business LD Penetration	28.3%	26.3%
DSL Lines in Greenfield	1,434	886	61.9%
DSL Penetration of Total Lines	11.7%	9.7%

Digital Wireless – CTC Wireless

	3Q 2004	3Q 2003	% Change
Cap Ex as % of Revenue	15.6%	10.5%
Gross Adds	3,381	4,556	(25.8%)
Disconnects	2,510	2,350	6.8%
Net Adds/(Losses)	871	2,206	(60.5%)
Monthly Churn Rate	2.1%	2.2%
Subscriber Monthly ARPU	$45.23	$47.17	(4.1%)
Cell Sites	80	78	2.6%

Internet & Data – CTC Internet Services

	3Q 2004	3Q 2003	% Change
Cap Ex as % of Revenue	15.4%	25.0%
DSL Net Adds/(Losses)	895	1,045	(14.4%)
Dial-Up Net Adds/(Losses)	(352)	(448)	(21.4%)
High Speed Net Adds/(Losses)	(16)	(29)